SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2004

Commission File

No.  001-10253

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address and Zip Code of principal executive offices)

(612) 661-6500
(Registrant’s telephone number, including area code)

Item 5.                                   Other Events.

On August 3, 2004, TCF Financial Corporation announced that its board of directors declared a two-for-one stock split in the form of a 100 percent stock dividend payable September 3, 2004 to shareholders of record as of August 13, 2004.  The stock split will increase TCF’s common shares issued and outstanding from approximately 70 million shares to approximately 140 million shares.

Item 7.                                   Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

By	/s/ Gregory J. Pulles
Gregory J. Pulles

Its	Vice Chairman

Dated:  August 3, 2004